EXHIBIT 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Shire begins external search for President of successful Human
Genetic Therapies business, on retirement of David Pendergast at the end of 2007

Basingstoke, UK and Philadelphia, US - March 20, 2007 - Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that David Pendergast, President of Shire Human Genetic Therapies (HGT) business, is to retire at the end of 2007 and that it has commenced an external search for his replacement. In beginning the search now, Shire anticipates a smooth transfer of responsibilities to a high calibre candidate.

David has led Shire’s HGT business since its acquisition as Transkaryotic Therapies Inc (TKT) in 2005. During his leadership, HGT has become a key business unit of Shire expanding capabilities into biotechnology and establishing a growth engine for the future.

David has built a strong management team that is executing a strategy of building a world-leading human genetic therapies business. New premises are now being sought to accommodate the growth needs of the business. Shire’s HGT business currently employs approximately 600 people worldwide operating in 20 countries and expects to recruit another 270 people over the next twelve months.

Comments Matthew Emmens, Chief Executive Officer of Shire plc:

“David’s contribution to Shire has been very significant. As the leader of our HGT business and as a member of the Shire Management Committee, he has consistently set stretch goals and ensured the team has delivered on them - reflected in how the business is now expanding. Our HGT business is in excellent shape and by commencing the search for his replacement now we are confident that we will both attract a similarly high calibre individual to David and ensure a smooth handover of responsibilities.”

Adds David Pendergast, President of Shire HGT:

“I am committed to ensuring continued performance during 2007 and a smooth leadership transition at this exciting time in HGT’s development and growth. After over thirty years in the pharmaceuticals business I am pleased that next year I will be able to spend more time with my family and to pursue intellectual and personal goals long subjugated to my career.”

Registered in England 2883758 Registered Office as above

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to the impact of those on Shire's Attention Deficit and Hyperactivity Disorder (ADHD) franchise; patents, including but not limited to, legal challenges relating to Shire's ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of SPD503 (guanfacine extended release) (ADHD) and SPD465 (extended release triple-bead mixed amphetamine salts) (ADHD); Shire's ability to secure new products for commercialization and/or development; Shire’s planned acquisition of New River Pharmaceuticals announced February 20, 2007; and other risks and uncertainties detailed from time to time in Shire's and its predecessor registrant Shire Pharmaceuticals Group plc's filings with the Securities and Exchange Commission, particularly Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2005.

Registered in England 2883758 Registered Office as above